                                                             Exhibit 10.2

                              HOME FEDERAL BANCORP
                            LONG-TERM INCENTIVE PLAN
                                 AWARD AGREEMENT

_______________, 200___

         I am pleased to inform you that the Compensation Committee of the Board of Directors of Home Federal Bancorp (the "Compensation Committee") has granted you an award as described in this Award Agreement and Exhibit A attached hereto
(this Agreement") and as described in the Home Federal Bancorp Long-Term
Incentive Plan, as amended (the "Plan"). Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the
Plan. If you do not have your copy of the Plan, one will be provided upon your written request to the Company at its headquarters to the attention of the
Chairman of the Compensation Committee.

   1.  Award.  The Corporation hereby grants you the Award set forth on
Exhibit A evidencing the right to receive,  upon and subject to the terms and conditions of this Agreement and the Plan, the payment reflected on
Exhibit A if the applicable  Performance Goal is met. You  hereby  accept the  Award and agree to be bound by the terms of this Agreement and the Plan.

   2. Performance Period. The Performance Period is the Performance
Period set forth on Exhibit A (the "Performance Period").

   3. Performance Criteria. Performance Criteria include (i) earnings per share (EPS) of the Company, and (ii) total shareholder return (TSR) of the
Company. As used herein, earnings per share means the average annual growth
(expressed as a percentage) of the diluted earnings per share of the Company during the Performance Period as reported in the Company's Annual Reports to
Shareholders, provided that in calculating earnings per share the Committee may, in its sole discretion, exclude special charges or extraordinary items reported by the Company. The Performance Goal relating to the earnings per share
Performance Criteria will be satisfied if the annual average growth in earnings per share meets the applicable Award Level as set forth on Exhibit A. As used herein, total shareholder return means the percentile that the average annual total change in stock price plus dividends on a share of stock of the
Company during the Performance Period falls within the Stifel, Nicolas Midwest
Peer Group with assets less than $2.5 billion, or a successor peer group selected by the Compensation Committee. The Performance Goal relating to the total shareholder return Performance Criteria will be satisfied if the average annual total shareholder return meets the applicable Award level as set forth on
 Exhibit A. There is interpolation between the minimum and maximum Award
Level amounts.

   4. Restrictions.  The Award will be forfeited and all of your rights hereunder will terminate without further  obligation on the part of the Company, unless (a) you remain in the  ontinuous  employment  of the  Company  or a
Subsidiary for the entire Performance Period,  except as provided in the Plan, and (b) the applicable Performance Goal relating to the applicable  Performance
Criteria are satisfied on the last day of the Performance Period.

   5. Taxes. If the Company requires reimbursement of any tax required by law to be withheld with respect to the Award, no Award shall be paid until the required payment is made and, to the extent permitted by law, the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment due you.

   6. Nontransferability of Award. The Award is not transferable by you other than by will or by the laws of descent and distribution.

   7. Compliance With Law. You agree to comply with all laws, rules, and regulations applicable to the Award.

   8. No Right to Continued Service. Nothing in this Agreement shall be deemed to confer on you any right to continue in the employ of the Company or any of its Subsidiaries or to affect any rights of the Company or any of its
Subsidiaries to terminate your service at any time.

   9. The Plan. The Award and this Agreement are subject to all the terms, provisions and conditions of the Plan, which is incorporated herein by reference, and to such regulations as may from time to time be adopted by the
Compensation Committee. A copy of the Plan has been furnished to you. In the event of any conflict between the terms, conditions and provisions of the Plan and the terms, conditions and provisions of this Agreement, the terms, conditions and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Award and its terms shall be subject to interpretation by the Compensation Committee, whose interpretation shall be final and binding on you. The Compensation Committee may modify this Agreement without your consent, except that your consent is needed for any modification after the end of the Performance Period that would impair your rights under this
Agreement. Nothing herein shall limit or restrict the right of the Company to amend or terminate this Award prior to the end of the Performance Period or the
Plan.

   10. Notices. All notices by you or your assigns to the Company shall be addressed to Home Federal Bancorp, 501 Washington Street, Columbus, Indiana
47201, Attention: Pennie M. Stancombe, or such other address as the Company may, from time to time, specify. Any notice to you shall be addressed to you at your most recent address in the Company's records.

   11. Governing Law. This Agreement is governed by the laws of the State of
Indiana, without regard to principles of conflict of laws.

   12. Severability. If any provision of this Agreement is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Company, it shall be stricken and the remainder of the Agreement shall remain in force and effect.

         IN WITNESS WHEREOF, the Company, by its duly authorized officer, and you have executed this Award Agreement as of the date first above written.

                                     HOME FEDERAL BANCORP

                                     By:
                                     Chairperson of the Compensation Committee

                                    EXHIBIT A

Name:

Social Security Number:

Performance Period:        January 1, _____ through December 31, _____

  PERFORMANCE GOAL EPS
    GROWTH EQUAL TO
    OR GREATER THAN                         CASH PAYMENT
          5%               Base Salary multiplied by .25 multiplied by [50/35%]
          10%              Base Salary multiplied by 1.0 multiplied by [50/35%]
          20%              Base Salary multiplied by 2.0 multiplied by [50/35%]

   PERFORMANCE GOAL
  TSR PERCENTILE OF
    THE PEER GROUP                          CASH PAYMENT
    25% percentile         Base Salary multiplied by .25 multiplied by [50/35%]
    50% percentile         Base Salary multiplied by 1.0 multiplied by [50/35%]
    75% percentile         Base Salary multiplied by 2.0 multiplied by [50/35%]

         By executing this Exhibit A, I acknowledge that I am bound by all of the terms of the Plan and the Agreement delivered herewith, each of which is incorporated by reference in this Exhibit A.

                                         Agreed to and Accepted:

                                         Participant